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                                   Law Offices

                                 ALLAN M. LERNER
                           A Professional Association

                                                Telephone: (954)563-8111
2888 East Oakland Park Boulevard                Facsimile  : (954)563-8522
Fort Lauderdale, Florida 33306                  E.Mail     : AMLRWP@AOL.com


                               December 18, 2000

DAC Technologies Group International, Inc.
3200 North Ocean Boulevard
Suite 1006
Fort Lauderdale, Florida 33308

Re:      Filing of 06/30/00 10Q for DAC Technologies Group International, Inc.
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Gentleman:

This opinion is submitted pursuant to applicable rules of the Securities and Exchange Commission with respect to the filing of Form 10Q for the quarter ended June 30, 2000.

As securities counsel for DAC Technologies Group International, Inc, I have examined the attached Form 10Q and I hereby consent to the use of this opinion in the Form 10-Q to be filed with the Commission.



                                                  Allan M. Lerner, P.A.




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